EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-128847) and related prospectus of Tefron Ltd. for the registration of 11,521,259 of its Ordinary shares and to the incorporation by reference therein of our report dated March 16, 2005 with respect to the consolidated financial statements of Tefron Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission on April 21, 2005.


                                                /s/ KOST FORER GABBAY & KASIERER
                                                --------------------------------
Tel Aviv, Israel                                Kost Forer Gabbay & Kasierer
November 23, 2005                               A Member of Ernst & Young Global